Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

+1.561.515.6078

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Fourth Quarter and Full Year 2013 Results

— Fourth Quarter Revenues of $416.0 Million; Full Year Revenues of $1.65 Billion

— Fourth Quarter Adjusted EPS of $0.49; Full Year Adjusted EPS of $2.39, including Remeasurement Gains

— Full Year Cash From Operations of $193.3 Million

— First Quarter 2014 Guidance for Revenues of $410.0 to $425.0 Million and Adjusted EPS of $0.20 to $0.28

West Palm Beach, Fla., Feb. 20, 2014 – FTI Consulting, Inc. (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value (the “Company”), today released its financial results for the fourth quarter and full year ended December 31, 2013.

For the quarter, revenues increased 4.2 percent to $416.0 million compared to $399.3 million in the prior year quarter. Fully diluted loss per share was ($0.18) compared to fully diluted loss per share of ($2.15) in the prior year quarter. Fourth quarter fully diluted loss per share includes a special charge of $27.6 million primarily for severance and acceleration of expense for certain other compensation arrangements related to the transition of former executives. This charge reduced fully diluted earnings per share (“EPS”) by $0.41. In the prior year quarter, fully diluted loss per share included a goodwill impairment charge of $110.4 million, which reduced fully diluted EPS by $2.77 per share. Fourth quarter 2013 Adjusted EPS were $0.49. Fourth quarter Adjusted EBITDA was $53.0 million, or 12.7 percent of revenues. Adjusted EPS and Adjusted EBITDA for the quarter included a remeasurement gain related to the reduction of the liability for estimated future contingent consideration payments related to prior acquisitions, which increased Adjusted EPS by $0.10 and Adjusted EBITDA by $5.3 million.

For the full year, revenues increased 4.8 percent to $1.65 billion compared to $1.58 billion in the prior year period. Fully diluted loss per share was ($0.27) compared to fully diluted loss per share of ($0.92) in the prior year period. Fiscal 2013 fully diluted loss per share includes a goodwill impairment charge and special charges of $83.8 million and $38.4 million, respectively. This compares to a goodwill impairment charge and special charges of $110.4 million and $29.6 million, respectively in the prior year period. Full year Adjusted EPS were $2.39. Full year Adjusted EBITDA was $259.1 million, or 15.7 percent of revenues. Adjusted EPS and Adjusted EBITDA for the year included remeasurement gains related to the reduction of the liability for estimated future contingent consideration payments related to prior acquisitions, which increased Adjusted EPS by $0.30 and Adjusted EBITDA by $13.6 million.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Steve Gunby, recently appointed President and Chief Executive Officer of FTI Consulting said, “Travelling the world during the past few weeks has left me increasingly excited about the core capabilities, market positions and people of FTI Consulting. I have been particularly gratified by a number of conversations I have had with clients, who spoke to the powerful ways we have collaborated to make a fundamental difference in their businesses. These conversations have confirmed for me the strength of the Company and the many opportunities ahead to leverage our capabilities and accelerate growth.”

Commenting on these results, Roger Carlile, Executive Vice President and Chief Financial Officer of FTI Consulting said, “Our fourth quarter results cap off an outstanding year for our Economic Consulting segment and health solutions practice, which grew revenues year-over-year for the quarter by 12.9 percent and 57.1 percent, respectively. Further, our Technology business increased year-over-year revenues for the quarter by 12.6 percent in the face of revenue reductions related to the wind-down of a significant client matter, as we benefitted from rising client demand for providers with global reach and end-to-end capabilities.”

Cash and Capital Allocation

Net cash provided by operating activities for fiscal 2013 was $193.3 million compared to $120.2 million in the prior year period. Cash and cash equivalents were $205.8 million at December 31, 2013. During the fourth quarter, the Company committed $22.4 million to repurchase and retire 534,875 shares of the Company’s common stock and spent $14.7 million on acquisitions. In fiscal 2013, the Company committed $71.1 million to repurchase and retire 1.957 million shares of the Company’s common stock and spent $55.5 million on acquisitions.

Fourth Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment decreased 14.5 percent to $92.8 million in the quarter compared to $108.5 million in the prior year quarter. The decrease in revenues was primarily due to lower success fees and continued lower bankruptcy and restructuring revenues in the North America region. Adjusted Segment EBITDA was $16.2 million or 17.5 percent of segment revenues compared to $27.7 million or 25.5 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA included a $5.3 million remeasurement gain primarily related to the reduction of the liability for estimated future contingent consideration payments related to acquired businesses in Australia. This compares to a remeasurement gain of $1.4 million recorded in the prior year quarter. Adjusted Segment EBITDA margin was impacted favorably by the remeasurement gain but was more than offset by underutilization in the segment’s North America bankruptcy and restructuring practice, lower success fees and lower realized bill rates due to the mix of services in our telecom, media, and technology practice and costs related to the expansion of our transaction advisory services practice in the Europe, Middle East and Africa (“EMEA”) region. The segment also recorded a special charge of $3.9 million in the quarter related to the acceleration of contractual transition service expense for a senior client-service professional.

Economic Consulting

Revenues in the Economic Consulting segment increased 12.9 percent to $108.1 million in the quarter compared to $95.7 million in the prior year quarter. The increase in revenues was driven by strong performance in the segment’s antitrust litigation services in the North America and EMEA regions and its international arbitration, regulatory and valuation practices in the EMEA region. Adjusted Segment EBITDA was $22.0 million or 20.3 percent of segment revenues compared to $21.5 million or 22.4 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was impacted by higher performance-based compensation expense.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 18.0 percent to $114.7 million in the quarter compared to $97.2 million in the prior year quarter. The increase in revenues was primarily due to increased demand and higher success fees for the segment’s health solutions practice, as well as increased demand for the segment’s global financial and enterprise data analytics practice. Adjusted Segment EBITDA was $17.6 million or 15.3 percent of segment revenues compared to $10.1 million or 10.4 percent of segment revenues in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to the growth in the segment’s higher margin health solutions practice and improved utilization in the financial and enterprise data analytics practice. This increase was partially offset by an increase in performance-based compensation expense.

Technology

Revenues in the Technology segment increased 12.6 percent to $53.6 million in the quarter compared to $47.6 million in the prior year quarter. The increase in revenues was due to higher services revenue primarily for investigations involving the Foreign Corrupt Practices Act (“FCPA”) and certain financial services matters. Adjusted Segment EBITDA was $14.7 million or 27.4 percent of segment revenues compared to $15.5 million or 32.5 percent of segment revenues in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to client mix, reduced pricing for certain services and higher performance-based compensation expense.

Strategic Communications

Revenues in the Strategic Communications segment decreased 6.8 percent to $46.9 million in the quarter compared to $50.3 million in the prior year quarter. Revenues were lower due to reduced pass-through revenues and project revenues in the EMEA and North America regions. Adjusted Segment EBITDA was $5.9 million or 12.6 percent of segment revenues compared to $8.7 million or 17.4 percent of segment revenues in the prior year quarter. Adjusted Segment EBITDA margin was impacted by reduced high-margin project fees in the EMEA and North America regions.

First Quarter 2014 Guidance

The Company estimates that revenues for the first quarter of 2014 will be between $410.0 million and $425.0 million and Adjusted EPS will be between $0.20 and $0.28. This guidance assumes no acquisitions and no share repurchases.

Fourth Quarter and Full Year 2013 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss fourth quarter and full year 2013 financial results at 9:00 a.m. Eastern Time on February 20, 2014. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s investor relations website.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,200 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.65 billion in revenues during fiscal year 2013. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income as a segment’s share of consolidated operating income. We define Total Segment Operating Income as the total of Segment Operating Income for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges, goodwill impairment charges and loss on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income (loss) and earnings per diluted share, respectively, excluding the impact of special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND 2012

(in thousands, except per share data)

	Year Ended December 31,
	2013	2012

Revenues	$1,652,432	$1,576,871

Operating expenses
Direct cost of revenues	1,042,061	980,532
Selling, general and administrative expense	394,681	378,016
Special charges	38,414	29,557
Acquisition-related contingent consideration	(10,869)	(3,064)
Amortization of other intangible assets	22,954	22,407
Goodwill impairment charge	83,752	110,387

	1,570,993	1,517,835

Operating income	81,439	59,036

Other income (expense)
Interest income and other	1,748	5,659
Interest expense	(51,376)	(56,731)
Loss on early extinguishment of debt	—	(4,850)

	(49,628)	(55,922)

Income before income tax provision	31,811	3,114

Income tax provision	42,405	40,100

Net loss	$(10,594)	$(36,986)

Loss per common share - basic	$(0.27)	$(0.92)

Weighted average common shares outstanding - basic	39,188	40,316

Loss per common share - diluted	$(0.27)	$(0.92)

Weighted average common shares outstanding - diluted	39,188	40,316

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, including tax expense (benefit) of $0 and $654 in 2013 and 2012, respectively	$(9,720)	$15,023

Other comprehensive income (loss), net of tax	(9,720)	15,023

Comprehensive loss	$(20,314)	$(21,963)

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2013 AND 2012

(in thousands, except per share data)

	Three Months Ended December 31,
	2013	2012

Revenues	$415,998	$399,345

Operating expenses
Direct cost of revenues	268,901	245,080
Selling, general and administrative expense	107,196	94,058
Special charges	27,568	—
Acquisition-related contingent consideration	(4,778)	(483)
Amortization of other intangible assets	5,661	5,634
Goodwill impairment charge	—	110,387

	404,548	454,676

Operating income (loss)	11,450	(55,331)

Other income (expense)
Interest income and other	46	1,156
Interest expense	(12,776)	(13,124)
Loss on early extinguishment of debt	—	(4,850)

	(12,730)	(16,818)

Loss before income tax provision	(1,280)	(72,149)

Income tax provision	5,859	13,728

Net loss	$(7,139)	$(85,877)

Loss per common share - basic	$(0.18)	$(2.15)

Weighted average common shares outstanding - basic	39,115	39,913

Loss per common share - diluted	$(0.18)	$(2.15)

Weighted average common shares outstanding - diluted	39,115	39,913

Other comprehensive income, net of tax:
Foreign currency translation adjustments, including tax expense of $0 and $654 in 2013 and 2012, respectively	$388	$403

Other comprehensive income, net of tax	388	403

Comprehensive loss	$(6,751)	$(85,474)

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

					Average	Revenue-
		Adjusted			Billable	Generating
	Revenues	EBITDA (1)	Margin	Utilization (4)	Rate (4)	Headcount
	(in thousands)					(at period end)

Three Months Ended December 31, 2013
Corporate Finance/Restructuring (3)	$92,751	$16,187	17.5%	62%	$421	737
Forensic and Litigation Consulting (3)	114,720	17,556	15.3%	71%	$322	1,061
Economic Consulting	108,089	21,982	20.3%	74%	$506	530
Technology (2)	53,562	14,670	27.4%	N/M	N/M	306
Strategic Communications (2)	46,876	5,928	12.6%	N/M	N/M	590

	$415,998	76,323	18.3%			3,224

Corporate		(23,321)

Adjusted EBITDA (1)		$53,002	12.7%

Year Ended December 31, 2013
Corporate Finance/Restructuring (3)	$382,526	$78,797	20.6%	65%	$410	737
Forensic and Litigation Consulting (3)	433,632	76,422	17.6%	68%	$317	1,061
Economic Consulting	447,366	92,204	20.6%	81%	$503	530
Technology (2)	202,663	60,655	29.9%	N/M	N/M	306
Strategic Communications (2)	186,245	18,737	10.1%	N/M	N/M	590

	$1,652,432	326,815	19.8%			3,224

Corporate		(67,715)

Adjusted EBITDA (1)		$259,100	15.7%

Three Months Ended December 31, 2012
Corporate Finance/Restructuring (3)	$108,535	$27,718	25.5%	64%	$449	697
Forensic and Litigation Consulting (3)	97,235	10,072	10.4%	63%	$318	952
Economic Consulting	95,740	21,459	22.4%	80%	$482	474
Technology (2)	47,551	15,464	32.5%	N/M	N/M	277
Strategic Communications (2)	50,284	8,742	17.4%	N/M	N/M	593

	$399,345	83,455	20.9%			2,993

Corporate		(15,321)

Adjusted EBITDA (1)		$68,134	17.1%

Year Ended December 31, 2012
Corporate Finance/Restructuring (3)	$394,719	$101,137	25.6%	71%	$416	697
Forensic and Litigation Consulting (3)	407,586	60,572	14.9%	66%	$314	952
Economic Consulting	391,622	77,461	19.8%	81%	$493	474
Technology (2)	195,194	57,203	29.3%	N/M	N/M	277
Strategic Communications (2)	187,750	25,019	13.3%	N/M	N/M	593

	$1,576,871	321,392	20.4%			2,993

Corporate		(70,401)

Adjusted EBITDA (1)		$250,991	15.9%

(1)	We define Adjusted EBITDA as consolidated net loss before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges, loss on early extinguishment of debt and goodwill impairment charges. Amounts presented in the Adjusted EBITDA column for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income (loss) before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Loss. See also our reconciliation of GAAP to non-GAAP financial measures.
(2)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.
(3)	Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare and life sciences practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation.
(4)	2013 and 2012 utilization and average bill rate calculations for our Corporate Finance/Restructuring, Forensic and Litigation Consulting, and Economic Consulting segments were updated to reflect the realignment of certain practices as well as information related to non-U.S. operations that was not previously available.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2013 AND 2012

	Three Months Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Net loss	$(7,139)	$(85,877)	$(10,594)	$(36,986)
Add back:
Special charges, net of tax effect (1)	16,167	—	23,267	19,115
Goodwill impairment charge (2)	—	110,387	83,752	110,387
Loss on early extinguishment of debt, net of tax (3)	—	2,910	—	2,910
Interim period impact of including goodwill impairment charges in the annual effective tax rate	10,805	—	—	—

Adjusted Net Income	$19,833	$27,420	$96,425	$95,426

Loss per common share - diluted	$(0.18)	$(2.15)	$(0.27)	$(0.92)
Add back:
Special charges, net of tax effect (1)	0.41	—	0.59	0.47
Goodwill impairment charge (2)	—	2.77	2.14	2.74
Loss on early extinguishment of debt, net of tax (3)	—	0.07	—	0.07
Interim period impact of including goodwill impairment charges in the annual effective tax rate	0.28	—	—	—
Impact of denominator for diluted adjusted earnings per common share (4)	(0.02)	(0.02)	(0.07)	(0.06)

Adjusted earnings per common share - diluted	$0.49	$0.67	$2.39	$2.30

Weighted average number of common shares outstanding - diluted (4)	40,529	40,990	40,421	41,578

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to special charges for the three months and year ended December 31, 2013 were 41.4% and 39.4%, respectively. The effective tax rate for the adjustment for special charges for the year ended December 31, 2012 was 35.3%. The tax expense related to the adjustments for special charges for the three months and year ended December 31, 2013 were $11.4 million or $0.29 impact on adjusted earnings per diluted share and $15.1 million or $0.39 impact on diluted earnings per share, respectively. The tax expense related to the adjustment for special charges for the year ended December 31, 2012 was $10.4 million or $0.26 impact on adjusted earnings per diluted share.
(2)	The goodwill impairment charge is non-deductible for income tax purposes and resulted in no tax benefit for the years ended December 31, 2013 and 2012.
(3)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rate for the adjustments related to the loss on early extinguishment of debt for the three months and year ended December 31, 2012 were 40.0%. The tax expense related to the adjustments for the three months and year ended December 31, 2012 was $1.9 million or $0.05 impact on adjusted earnings per diluted share.
(4)	For the three months and years ended December 31, 2013 and 2012, the Company reported a net loss. For such periods, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive. For non-GAAP purposes, the per share and share amounts presented herein reflect the impact of the inclusion of share-based awards and convertible notes that are considered dilutive based on the impact of the add backs included in Adjusted Net Income above.

RECONCILIATION OF NET LOSS AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

	Corporate Finance / Restructuring (3)	Forensic and Litigation Consulting (3)	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended December 31, 2013

Net loss							$(7,139)
Interest income and other							(46)
Interest expense							12,776
Income tax provision							5,859

Operating income (loss) (1)	$9,869	$16,017	$20,481	$8,909	$4,240	$(48,066)	$11,450
Depreciation and amortization	908	1,000	1,024	3,773	566	1,052	8,323
Amortization of other intangible assets	1,535	539	477	1,988	1,122	—	5,661
Special charges	3,875	—	—	—	—	23,693	27,568

Adjusted EBITDA (2)	$16,187	$17,556	$21,982	$14,670	$5,928	$(23,321)	$53,002

Year Ended December 31, 2013

Net loss							$(10,594)
Interest income and other							(1,748)
Interest expense							51,376
Income tax provision							42,405

Operating income (loss) (1)	$58,594	$68,211	$86,714	$38,038	$(72,129)	$(97,989)	81,439
Depreciation and amortization	3,449	3,958	3,671	14,661	2,464	4,338	32,541
Amortization of other intangible assets	6,480	2,142	1,808	7,940	4,584	—	22,954
Special charges	10,274	2,111	11	16	66	25,936	38,414
Goodwill impairment charge	—	—	—	—	83,752	—	83,752

Adjusted EBITDA (2)	78,797	76,422	92,204	60,655	18,737	(67,715)	259,100

Three Months Ended December 31, 2012

Net loss							$(85,877)
Interest income and other							(1,156)
Interest expense							13,124
Income tax provision							13,728
Loss on early extinguishment of debt							4,850

Operating income (loss) (1)	$25,482	$8,449	$20,311	$10,239	$(103,459)	$(16,353)	$(55,331)
Depreciation and amortization	788	1,011	732	3,239	642	1,032	7,444
Amortization of other intangible assets	1,448	612	416	1,986	1,172	—	5,634
Special charges	—	—	—	—	—	—	—
Goodwill impairment charge	—	—	—	—	110,387	—	110,387

Adjusted EBITDA (2)	$27,718	$10,072	$21,459	$15,464	$8,742	$(15,321)	$68,134

Year Ended December 31, 2012

Net loss							$(36,986)
Interest income and other							(5,659)
Interest expense							56,731
Income tax provision							40,100
Loss on early extinguishment of debt							4,850

Operating income (loss) (1)	$80,970	$45,809	$71,992	$33,642	$(97,298)	$(76,079)	59,036
Depreciation and amortization	3,066	4,073	2,863	12,501	2,555	4,546	29,604
Amortization of other intangible assets	5,769	2,414	1,615	7,946	4,663	—	22,407
Special charges	11,332	8,276	991	3,114	4,712	1,132	29,557
Goodwill impairment charge	—	—	—	—	110,387	—	110,387

Adjusted EBITDA (2)	101,137	60,572	77,461	57,203	25,019	(70,401)	250,991

(1)	We define Segment Operating Income (Loss) as a segment’s share of consolidated operating income (loss). We define Total Segment Operating Income (Loss) as the total of Segment Operating Income (Loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income (Loss) for the purpose of calculating Adjusted Segment EBITDA.
(2)	We define Adjusted EBITDA as consolidated net loss before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, special charges, loss on early extinguishment of debt and goodwill impairment charges. Amounts presented in the Adjusted EBITDA row for each segment reflect the segments’ respective Adjusted Segment EBITDA. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income (loss) before depreciation, amortization of intangible assets, special charges and goodwill impairment charges. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Loss. See also our reconciliation of GAAP to non-GAAP financial measures.
(3)	Effective in the first quarter of 2013, we modified our reportable segments to reflect changes in how we operate our business and the related internal management reporting. The Company’s healthcare and life sciences practices from both our Corporate Finance/Restructuring segment and our Forensic and Litigation Consulting segment have been combined under a single organizational structure. This single integrated practice, our health solutions practice, is now aggregated in its entirety within the Forensic and Litigation Consulting reportable segment. Prior period Corporate Finance/Restructuring and Forensic and Litigation Consulting segment information has been reclassified to conform to the current period presentation. Adjusted EBITDA and Adjusted Segment EBITDA are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. These non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Loss.

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2013 AND 2012

(in thousands)

	Year Ended December 31,
	2013	2012
Operating activities
Net loss	$(10,594)	$(36,986)

Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	32,638	33,919
Amortization and impairment of other intangible assets	22,954	22,586
Goodwill impairment charge	83,752	110,387
Acquisition-related contingent consideration	(10,869)	(3,064)
Provision for doubtful accounts	13,335	14,179
Non-cash share-based compensation	35,129	29,361
Non-cash interest expense and loss on extinguishment of debt	2,699	9,824
Other	(1,582)	(488)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(56,290)	(3,691)
Notes receivable	(7,544)	(25,730)
Prepaid expenses and other assets	(6,784)	(1,895)
Accounts payable, accrued expenses and other	8,505	(12,458)
Income taxes	7,963	(6,816)
Accrued compensation	82,917	(21,074)
Billings in excess of services provided	(2,958)	12,134

Net cash provided by operating activities	193,271	120,188

Investing activities
Payments for acquisition of businesses, net of cash received	(55,498)	(62,893)
Purchases of property and equipment	(42,544)	(27,759)
Purchases of investments	(5,094)	—
Other	45	246

Net cash used in investing activities	(103,091)	(90,406)

Financing activities
Borrowings under revolving line of credit	—	75,000
Payments of revolving line of credit	—	(75,000)
Payments of long-term debt and capital lease obligations	(6,021)	(377,859)
Issuance of debt securities, net	—	292,608
Purchase and retirement of common stock	(66,763)	(50,032)
Net issuance of common stock under equity compensation plans	29,392	1,598
Other	263	(4,561)

Net cash used in financing activities	(43,129)	(138,246)

Effect of exchange rate changes on cash and cash equivalents	1,997	826

Net decrease in cash and cash equivalents	49,048	(107,638)
Cash and cash equivalents, beginning of period	156,785	264,423

Cash and cash equivalents, end of period	$205,833	$156,785

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2013 AND DECEMBER 31, 2012

(in thousands, except per share amounts)

	December 31, 2013	December 31, 2012
Assets
Current assets
Cash and cash equivalents	$205,833	$156,785
Accounts receivable:
Billed receivables	352,411	314,491
Unbilled receivables	233,307	208,797
Allowance for doubtful accounts and unbilled services	(109,273)	(94,048)

Accounts receivable, net	476,445	429,240
Current portion of notes receivable	33,093	33,194
Prepaid expenses and other current assets	61,800	51,541
Current portion of deferred tax assets	26,690	3,615

Total current assets	803,861	674,375
Property and equipment, net of accumulated depreciation	79,007	68,192
Goodwill	1,218,733	1,260,035
Other intangible assets, net of amortization	97,148	104,181
Notes receivable, net of current portion	108,298	101,623
Other assets	57,900	67,046

Total assets	$2,364,947	$2,275,452

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$126,886	$98,109
Accrued compensation	222,738	168,392
Current portion of long-term debt and capital lease obligations	6,014	6,021
Billings in excess of services provided	28,692	31,675

Total current liabilities	384,330	304,197
Long-term debt and capital lease obligations, net of current portion	711,000	717,024
Deferred income taxes	137,697	105,751
Other liabilities	89,661	80,248

Total liabilities	1,322,688	1,207,220

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized - 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized - 75,000; shares issued and outstanding - 40,526 (2013) and 40,775 (2012)	405	408
Additional paid-in capital	362,322	367,978
Retained earnings	730,621	741,215
Accumulated other comprehensive loss	(51,089)	(41,369)

Total stockholders’ equity	1,042,259	1,068,232

Total liabilities and stockholders’ equity	$2,364,947	$2,275,452